COMSTOCK MINING ACQUIRES 520 ACRES ALONG THE SOUTHERN EXTENSION OF THE OCCIDENTAL LODE STRUCTURE;
EXPANDS COMSTOCK LAND POSITION BY 9%

Virginia City, NV (November 3, 2010) -- Comstock Mining Inc. (“Comstock Mining” or “the Company”)(OTCBB: LODE) announced today the recent acquisition of 26 unpatented lode-mining claims along the southern extension of the Occidental Lode structure in Storey County, Nevada.  The historic Occidental Lode, also referred to as the Brunswick Lode, is located 1.5 miles due east of and sub-parallel to the veins of the main Comstock Lode.  These claims adjoin and extend the Company’s previous holdings of six patented and six unpatented claims, significantly expanding the Company’s position on the Occidental Lode.

"The Occidental Lode is an exciting target, commented Mr. Larry Martin, Comstock Mining’s Chief Geologist.  “Combining this acquisition with our prior Occidental holdings enables us to explore the substantial majority of the Occidental fault trend, leveraging our existing geological knowledge of the Comstock Lode and the Silver City fault zone."

The properties were acquired through a lease agreement with Renegade Mineral Holdings, LLC (Renegade).  The Lease has an initial term of 3 years and, in the event that the Company determines that exploration results warrant further development, then the term can be extended initially for two additional six-year terms and then continuously thereafter as long as the Company is producing on property adjacent to or in the vicinity of these new claims.  The Company has also agreed to drill a minimum of 1,000 feet on the property within the first 36 months (or alternatively spend $20,000).

The agreement includes a 3% Net Smelter Return (NSR) royalty from production to Renegade with the Gold price capped at $2,000 per ounce. The Company also has the right to buy out the NSR royalty for $3 million.

The addition of the Renegade claims along the Occidental fault increases the land holdings controlled by Comstock Mining, Inc. by 520 acres, or approximately 9%.  The Company's land position in the Comstock district now totals 6,412 acres, including 892 acres of patented mining claims, and 5,520 acres of unpatented claims administered by the Bureau of Land Management.

Mr. Corrado De Gasperis, Comstock Mining Chief Executive Officer, stated, “The acquisition of these high-potential exploration claims represents the methodical continuation of our consolidation of the Comstock District.  We welcome the strategic relationship with Renegade and look forward to the productive exploration and development of these Occidental properties.”

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for exploration and mining.  The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations in 2011, with annual production rates of 20,000 gold equivalent ounces.

 Cautionary Note to U.S. Investors

This press release uses the terms “measured resources,” “indicated resources,” “inferred resources,” and “historical resources” which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification system.  The United States Securities and Exchange Commission (the “SEC”) does not recognize these terms and the SEC guidelines (Industry Guide 7) provide that such terms shall not be included in a registrant’s filings with the SEC (unless required to be disclosed by foreign or state law).  The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category.  U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or loses on debt extinguishment,  derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

 The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV 89440	Investors (775) 847-4755 • Facsimile (800) 750-5740

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel (775) 847-4755
Fax (800) 750-5740
info@comstockmining.com
www.comstockmining.com

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV 89440	Investors (775) 847-4755 • Facsimile (800) 750-5740